Exhibit 99.1

Noranda Aluminum Holding Corporation
Announces Secondary Offering of Common Stock by Apollo
FRANKLIN, Tenn.--March 11, 2014--Noranda Aluminum Holding Corporation (NYSE: NOR) (the “Company”) announced today the commencement of a secondary public offering of 10,000,000 shares of the Company’s common stock by certain funds affiliated with Apollo Global Management, LLC (the “Selling Stockholders”). The Company itself is not selling any shares and will not receive any proceeds from the proposed offering.
Morgan Stanley is the sole underwriter for the offering. A shelf registration statement (including prospectus) (File No. 333-172640) relating to the shares is effective with the Securities and Exchange Commission (“SEC”). Before you invest, you should read the prospectus and other documents filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the prospectus and prospectus supplement, when available, may be obtained from Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering of these shares of common stock is being made only by means of a prospectus supplement and related prospectus.
About Noranda
Noranda Aluminum Holding Corporation is a leading North American integrated producer of value-added primary aluminum products, as well as high quality rolled aluminum coils.
Forward-looking Statements
Certain statements and information included in this release may constitute “forward looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in such forward looking statements. Additional discussion of factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations is contained in the companies’ Securities and Exchange Commission filings. The companies do not undertake any obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Contact
Noranda Aluminum Holding Corporation
Dale W. Boyles
Chief Financial Officer
(615) 771-5789
dale.boyles@noralinc.com
John A. Parker
Vice President of Communication and Investor Relations
(615) 771-5734
john.parker@noralinc.com